Exhibit 99.1

               Possis Medical, Inc. to Announce Financial Results

     MINNEAPOLIS--(BUSINESS WIRE)--Feb. 15, 2006--Possis Medical, Inc. (NASDAQ:POSS) will release its 2006 second quarter financial results on Tuesday, February 21, 2006. The earnings release will include summary financial information for Possis' second fiscal quarter results. Possis' fiscal year runs from August 1st to July 31st.
     Possis will hold a shareholder conference call on Wednesday, February 22, 2006, beginning at 9:30 a.m. (CT). Management will review its financial and operating results and discuss the future outlook. To join the conference call, dial 1-888-889-7567 (international 1-517-645-6377) and give the password "conference." A replay of the conference call will be available one hour after the call ends until February 24, 2006, 11:59 P.M. (CT) by dialing 1-800-253-1052 (international 1-402-220-9704).
     A webcast of the conference call can be accessed at www.possis.com under the Investors tab. The webcast can also be accessed at www.fulldisclosure.com for individual investors. Institutional investors can access the webcast through a password-protected site at www.streetevents.com. An archived webcast will be available for thirty days.
     Possis Medical Inc. develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The AngioJet Rheolytic Thrombectomy System is marketed in the United States for blood clot removal from coronary arteries and coronary bypass grafts, leg arteries and AV dialysis access grafts.


     CONTACT: Possis Medical, Inc.
              Jules L. Fisher, 763-450-8011
              Jules.Fisher@possis.com